EXHIBIT 99.1

j2 Global Reports Third Quarter 2009 Results
Record Fiscal Third Quarter and Nine Months Free Cash Flow

LOS ANGELES—NOVEMBER 4, 2009—j2 Global Communications, Inc. [NASDAQGS:JCOM] today reported financial results for the third quarter ended September 30, 2009.

THIRD QUARTER 2009 RESULTS

Subscriber revenues for Q3 2009 increased to $61.0 million compared to $60.5 million in Q3 2008.

Total revenues for Q3 2009 increased to $61.8 million compared to $61.6 million in Q3 2008.

During Q3 2009, the Company improved its gross margin to 81.8% from 81.0% in Q3 2008 and its operating margin to 43.1% from 40.9% in Q3 2008. Both margins are a record for a fiscal third quarter and a nine month period.

Net earnings per diluted share for Q3 2009 increased to $0.43 compared to $0.42 in Q3 2008.

Free cash flows for Q3 2009 increased 74% to $26.1 million compared to $15.0 million in Q3 2008.

The Company ended the quarter with approximately $222.5 million in cash and investments.

Key financial results for third quarter 2009 versus third quarter 2008 are as follows:

	Q3 2009	Q3 2008
Subscriber Revenues	$61.0 million	$60.5 million
Total Revenues	$61.8 million	$61.6 million
Net Earnings	$19.3 million	$18.8 million
Net Earnings per Diluted Share (1)	$0.43	$0.42
Free Cash Flows	$26.1 million	$15.0 million

(1)	The estimated effective tax rate was approximately 28% and 30% for Q3 2009 and Q3 2008, respectively.

“In Q3, we continued to successfully execute our 2009 plan to improve margins while maintaining modest growth in this difficult economy,” said Scott Turicchi, j2 Global’s President.  “I am pleased that this disciplined approach to cost-management has yielded record free cash flow and margins for a fiscal third quarter and a nine month period.”

“As we enter 2010, we look forward to turning our attention to new initiatives which we have put on hold pending the economic recovery,” said Hemi Zucker, j2 Global’s chief executive officer.  “Our planned initiatives include additional marketing programs, new product development, M&A and geographic expansion in our voice, email and fax service areas.”

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans more than 3,500 cities in 46 countries on six continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand eFax®, eFax Corporate®, Onebox®, eVoice® and Electric Mail®. As of December 31, 2008, j2 Global had achieved 13 consecutive fiscal years of revenue growth and seven consecutive fiscal years of positive and growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contact:
Jeff Adelman
j2 Global Communications, Inc.
323-372-3617
press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in Mr. Zucker’s quote. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: our ability to launch additional marketing programs and the success of those programs, our ability to release new products and the success of those products, our ability to expand our network and services into new geographic regions, and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2008 Annual Report on Form 10-K filed by j2 Global on February 25, 2009, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these expectations.

j2 GLOBAL COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	SEPTEMBER 30,	DECEMBER 31,
	2009	2008

ASSETS
Cash and cash equivalents	$188,350	$150,780
Short-term investments	31,165	14
Accounts receivable,
net of allowances of $3,031 and $2,896, respectively	13,435	14,083
Prepaid expenses and other current assets	10,995	6,683
Deferred income taxes	2,958	2,958

Total current assets	246,903	174,518

Long-term investments	2,950	11,081
Property and equipment, net	15,805	18,938
Goodwill	81,070	72,783
Other purchased intangibles, net	37,357	36,791
Deferred income taxes	8,711	7,787
Other assets	262	142

TOTAL ASSETS	$393,058	$322,040

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$16,723	$16,915
Income taxes payable	1,408	1,800
Deferred revenue	11,936	13,680

Total current liabilities	30,067	32,395

Accrued income tax liability	44,419	38,643
Other long-term liabilities	3,210	1,022

Total liabilities	77,696	72,060

Commitments and contingencies	—	—

Total stockholders' equity	315,362	249,980

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$393,058	$322,040

j2 GLOBAL COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2009	2008	2009	2008

Revenues
Subscriber	$61,045	$60,466	$181,734	$177,218
Other	756	1,086	2,922	3,659

Total revenue	61,801	61,552	184,656	180,877

Cost of revenues (including share-based compensation of $323 and $935 for the three and nine months of 2009, respectively, and $259 and $646 for the three and nine months of 2008, respectively)	11,258	11,670	34,250	35,026

Gross profit	50,543	49,882	150,406	145,851

Operating expenses:
Sales and marketing (including share-based compensation of $477 and $1,338 for the three and nine months of 2009, respectively, and $289 and $955 for the three and nine months of 2008, respectively)	9,347	10,788	27,443	31,587
Research, development and engineering (including share-based compensation of $217 and $634 for the three and nine months of 2009, respectively, and $215 and $620 for the three and nine months of 2008, respectively)	2,862	3,022	8,685	9,180
General and administrative (including share-based compensation of $1,877 and $5,188 for the three and nine months of 2009, respectively, and $1,228 and $3,771 for the three and nine months of 2008, respectively)	11,667	10,911	33,582	33,360

Total operating expenses	23,876	24,721	69,710	74,127

Operating earnings	26,667	25,161	80,696	71,724

Other-than-temporary impairment losses	—	—	(9,193)	—

Interest and other income, net	20	1,655	477	3,546

Earnings before income taxes	26,687	26,816	71,980	75,270

Income tax expense	7,353	8,054	22,857	22,984

Net earnings	$19,334	$18,762	$49,123	$52,286

Basic net earnings per common share	$0.44	$0.43	$1.12	$1.16

Diluted net earnings per common share	$0.43	$0.42	$1.09	$1.13

Basic weighted average shares outstanding	44,126,038	43,479,943	43,840,308	44,955,199

Diluted weighted average shares outstanding	45,296,147	45,077,671	44,985,160	46,431,507

j2 GLOBAL COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	NINE MONTHS ENDED SEPTEMBER 30,
	2009	2008

Cash flows from operating activities:
Net earnings	$49,123	$52,286
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	10,990	9,678
Share-based compensation	8,095	5,992
Excess tax benefits from share-based compensation	(3,126)	(655)
Provision for doubtful accounts	1,710	2,967
Deferred income taxes	(924)	(1,729)
Loss on disposal of fixed assets	15	20
Other-than-temporary impairment losses	9,193	—
Decrease (increase) in:
Accounts receivable	(803)	(2,983)
Prepaid expenses and other current assets	(737)	1,452
Other assets	(123)	26
(Decrease) increase in:
Accounts payable and accrued expenses	(723)	1,324
Income taxes payable	(724)	(5,299)
Deferred revenue	219	(1,305)
Accrued income tax liability	5,776	5,196
Other	22	(43)
Net cash provided by operating activities	77,983	66,927

Cash flows from investing activities:
Sales of available-for-sale investments	—	36,170
Redemptions/Sales of held-to-maturity investments	—	27,883
Purchase of certificates of deposit	(31,150)	—
Purchases of property and equipment	(1,704)	(2,202)
Acquisition of businesses, net of cash received	(11,915)	(32,435)
Proceeds from sale of assets	1,340	—
Purchases of intangible assets	(3,146)	(2,320)
Net cash (used in) provided by investing activities	(46,575)	27,096

Cash flows from financing activities:
Repurchases of common stock	—	(108,028)
Repurchase of restricted stock	(441)	(417)
Issuance of common stock under employee stock purchase plan	89	153
Exercise of stock options	2,638	1,468
Excess tax benefits from share-based compensation	3,126	655
Net cash provided by (used in) financing activities	5,412	(106,169)

Effect of exchange rate changes on cash and cash equivalents	750	(1,353)

Net increase (decrease) in cash and cash equivalents	37,570	(13,499)
Cash and cash equivalents at beginning of period	150,780	154,220
Cash and cash equivalents at end of period	$188,350	$140,721

j2 Global Communications, Inc.
Free Cash Flows

	Q1	Q2	Q3	Q4	YTD
2009
Net cash provided by operating activities	31,152	20,362	26,469		77,983
Less: Purchases of property and equipment	(721)	(217)	(767)		(1,705)
Add: Excess tax benefit from share-based compensation	5	2,718	403		3,126
	30,436	22,863	26,105	—	79,404

2008
Net cash provided by operating activities	27,411	23,840	15,676	23,789	90,716
Less: Purchases of property and equipment	(469)	(796)	(937)	(305)	(2,507)
Add: Excess tax benefit from share-based compensation	239	204	212	910	1,565
	27,181	23,248	14,951	24,394	89,774

2007
Net cash provided by operating activities	26,659	23,113	18,656	25,779	94,207
Less: Purchases of property and equipment	(529)	(2,506)	(2,940)	(4,340)	(10,315)
Add: Excess tax benefit from share-based compensation	2,163	780	517	1,271	4,731
	28,293	21,387	16,233	22,710	88,623